Exhibit 10.1

INTEGRATED DEVICE TECHNOLOGY, INC.

FISCAL 2014 PERFORMANCE EQUITY PLAN

1.    Purpose

The purpose of this document is to set forth the terms and conditions applicable to the Integrated Device Technology, Inc. Fiscal 2014 Performance Equity Plan (the “Performance Equity Plan”) established by the Compensation Committee of the Board of Directors of Integrated Device Technology, Inc. (the “Company”). The Performance Equity Plan is intended to provide a means to reinforce objectives for sustained long-term performance and value creation by awarding selected key employees of the Company with payments in Company stock under the Company’s 2004 Equity Plan (the “Equity Plan”) based on the level of achievement of pre-established performance goals during a specified performance period. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Equity Plan.

2.    Effective Date

This Performance Equity Plan shall be effective upon its adoption by the Committee or the Board. On the Effective Date, the Committee or the Board shall specify the performance period.

3.    Administration

This Performance Equity Plan shall be administered by the Committee in accordance with Article 12 of the Equity Plan.

4.    Participation & Eligibility

Select Executives specifically designated by the Board of Directors.

5.    Performance Stock Units

The Performance Equity Plan shall be implemented through the grant of Performance Stock Units to each Participant. The Performance Stock Units will be earned on a quarterly basis, but no earlier than after the fourth quarter of the performance period, and be based on achievement of the Performance Goal (as defined below) over each rolling, consecutive four quarter period within the performance period. The number of shares issuable upon vesting of the Performance Stock Units shall be determined based upon the achievement of the Performance Goal as described below. Earned Performance Stock Units will vest in two equal installments. The first installment of vesting shall occur on the fifteenth day of the last month of the quarter following the consecutive four quarter period for which the Performance Goal was measured or the next business day thereafter (the “First Vesting Date”), and the second installment of vesting shall occur on the first anniversary of the First Vesting Date or the next business day thereafter.

6.    Performance Goal

The number of shares of Company common stock issuable upon vesting of the Performance Stock Units will be based upon the achievement of Non-GAAP Operating Margin Average over four consecutive quarters (the “Performance Goal”). The Committee shall specify the targets for the Performance Goal and percentage achievement of the Performance Goal (the “Percentage Achievement”) on the Effective Date. Within thirty (30) days following the Board’s review of the Company’s quarter-end financial statements following the end of each rolling, consecutive four quarter period within the performance period, the Committee will review and certify the achievement of the Performance Goal.

7.    Calculation of Shares Issuable Upon Vesting of Performance Stock Units

The number of shares of Company common stock issuable upon vesting of the Performance Stock Units on each vesting date shall be calculated as follows:

[(Number of Target Performance Stock Units) × (Percentage Achievement)

– (Previously Earned Performance Stock Units as of the Applicable First Vesting Date)]

× (50%)

For illustrative purposes only, if 1,000 Target Performance Stock Units were granted to an individual, the number of Performance Stock Units earned upon the end of the initial rolling four quarter period was 500 (representing 50% achievement), and achievement in the fifth quarter provided for 600 Performance Stock Units to be earned (representing 60% achievement), then the individual would vest into 250 Performance Stock Units on the fifteenth day of the last month of the fifth quarter (((1,000 x 50%)-0) x 50%), 50 Performance Stock Units would vest on the fifteenth day of the last month of the sixth quarter(((1,000 x 60%)-500) x 50%), 250 Performance Stock Units would vest on the fifteenth day of the last month of the ninth quarter and 50 Performance Stock Units would vest on the fifteenth day of the last month of the tenth quarter.

8.    General Provisions

A.	Payment of Awards – Any shares issuable upon vesting of Performance Stock Units shall be issued within thirty (30) days following the vesting date.

B.	Employment as a Condition Precedent – No Participant shall have a right to receive Performance Stock Units or shares of Company common stock under this Performance Equity Plan unless the Participant remains continuously employed by the Company or any of its subsidiaries, affiliates or successors through the date the Performance Stock Units vest.

Disputes – All disputes with respect to this Performance Equity Plan will be resolved by the Committee, whose decision will be final.